Exhibit 4.2

         THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS.

         SUBJECT TO THE PROVISIONS OF SECTION 10 HEREOF, VOID AFTER 5:00 P.M. EASTERN TIME ON JUNE 28, 2006 ("EXPIRATION DATE").


                              VISIONICS CORPORATION

                      WARRANT TO PURCHASE 125,000 SHARES OF
             COMMON STOCK, $.01 PAR VALUE PER SHARE ("COMMON STOCK")

         For VALUE RECEIVED, SPECIAL SITUATIONS FUND III, L.P. ("Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant, from Visionics Corporation, a Delaware corporation ("Company"), at any time not later than 5:00 P.M., Eastern time, on the Expiration Date, at an exercise price per share equal to $5.66 (the exercise price in effect being herein called the "Warrant Price"), 125,000 shares ("Warrant Shares") of Common Stock. The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

         Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of the Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

         Section 2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended ("Securities Act") or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

         Section 3. Exercise of Warrant. Subject to the provisions hereof, the Warrantholder may exercise this Warrant in whole or in part at any time upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto as Appendix A (the "Exercise Agreement") and payment by cash, certified check or wire transfer of funds (or by cashless exercise as provided below) for the Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof). The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company shall have been provided to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding seven (7) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

                  Each exercise hereof shall constitute the representation and warranty of the Warrantholder to the Company that the representations and warranties contained in Article 5 of the Purchase Agreement (as defined below) are true and correct in all material respects with respect to the Warrantholder as of the time of such exercise.

         Section 4. Compliance with the Securities Act of 1933. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

         Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's reasonable satisfaction that such tax has been paid. The holder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

         Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

         Section 7. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by the Warrant. The Company agrees that all Warrant Shares issued upon exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

         Section 8. Adjustments. Subject and pursuant to the provisions of this
Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

                  (a) If the Company shall at any time or from time to time while the Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event upon payment of a Warrant Price that has been adjusted to reflect a fair allocation of the economics of such event to the Warrantholder. Such adjustments shall be made successively whenever any event listed above shall occur.

                  (b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the holder of the Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

                  (c) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 8(a)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price per share of Common Stock (as defined below), less the fair market value (as determined by the Company's Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock. "Market Price" as of a particular date (the "Valuation Date") shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on Nasdaq, the closing sale price of one share of Common Stock on Nasdaq on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low sales price quoted on Nasdaq on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Fair Market Value of one share of Common Stock as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Company and the Warrantholder. The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Warrantholder prior to the exercise hereunder as to the Market Value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Warrantholder are unable to agree upon the Market Value in respect of subpart (c) hereof, the Company and the Warrantholder shall jointly select an appraisor, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Warrantholder. Such adjustment shall be made successively whenever such a payment date is fixed.

                  (d) For the term of this Warrant, in addition to the provisions contained above, the Warrant Price shall be subject to adjustment as provided below. An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

                  (e) In the event that, as a result of an adjustment made pursuant to Section 8(a), the holder of this Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

                  (f) Except as provided in subsection (g) hereof, if and whenever the Company shall issue or sell, or is, in accordance with any of subsections (f)(l) through (f)(7) hereof, deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Warrant Price in effect immediately prior to the time of such issue or sale, then and in each such case (a "Trigger Issuance") the then-existing Warrant Price, shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

                  Adjusted Warrant Price = (A x B) + D
                                           -----------
                                            A+C

                                    where

                    "A" equals the number of shares of Common Stock outstanding (including any Additional Shares of Common Stock (as defined below) immediately preceding such Trigger Issuance);

                    "B" equals the Warrant Price in effect immediately preceding such Trigger Issuance;

                    "C" equals the number of Additional Shares of Common Stock (as adjusted for stock splits, stock combinations, recapitalizations, and dividends and the like) issued or deemed issued hereunder as a result of all Trigger Issuances; and

                    "D" equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance.

                  For purposes of this subsection (f), "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection (f), other than Excluded Issuances (as defined in subsection (g) hereof).

                  For purposes of this subsection (f), the following subsections
(f)(l) to (f)(7) shall also be applicable (subject, in each such case, to the provisions of subsection (g) hereof) and to each other subsection contained in this subsection (f):

                           (f)(1) Issuance of Rights or Options. In case at any
                  time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration (the "Consideration")) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Warrant Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible

                  Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Warrant Price. Except as otherwise provided in subsection 8(f)(3), no adjustment of the Warrant Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (f)(2) Issuance of Convertible Securities. In case
                  the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable Consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Warrant Price, provided that (a) except as otherwise provided in subsection 8(f)(3), no adjustment of the Warrant Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Warrant Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Warrant Price have been made pursuant to other provisions of this subsection 8(f)(2).

                           (f)(3) Change in Option Price or Conversion Rate.
                  Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 8(f)(l) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 8(f)(l) or 8(f)(2), or the rate at which Convertible Securities referred to in subsections 8(f)(l) or 8(f)(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Warrant Price in effect at the time of such event shall forthwith be readjusted to the Warrant Price which would have been in effect at such time had such

                  Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities (including without limitation upon the redemption or purchase for Consideration of all such Convertible Securities by the Company), the Warrant Price then in effect hereunder shall forthwith be changed to the Warrant Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

                           (f)(4) Stock Dividends. Subject to the provisions
                  hereof, in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                           (f)(5) Consideration for Stock. In case any shares of
                  Common Stock, Options or Convertible Securities shall be issued or sold for cash, the Consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a Consideration other than cash, the amount of the Consideration other than cash received by the Company shall be deemed to be the fair value of such Consideration as determined in good faith by the Board of Directors of the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company.

                           (f)(6) Record Date. In case the Company shall take a
                  record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or
                  (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           (f)(7) Treasury Shares. The number of shares of
                  Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subsection (f).

                  (g) Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Warrant Price in the case of the issuance of any of (A) capital stock, Options or Convertible Securities issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program approved by the Board of Directors of the Company or the compensation committee of the Board of Directors of the Company, (B) sales of shares of Common Stock upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof or (C) capital stock issued as full or partial consideration for a merger or acquisition, or a strategic allegiance or alliance in which the Company with respect to such strategic allegiance or alliance issues shares of its equity securities having an aggregate Fair Market Value (as defined below) of less than $10 million, approved by the Board of Directors of the Company. The "Fair Market Value" of a security as of a particular date (the "Valuation Date") shall mean the following: (a) if the security is then listed on a national stock exchange, the closing sale price of one security on such exchange on the last trading day prior to the Valuation Date; (b) if the security is then quoted on Nasdaq, the closing sale price of one security on Nasdaq on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low sales price quoted on Nasdaq on the last trading day prior to the Valuation Date; or (c) if the security is not then listed on a national stock exchange or quoted on Nasdaq, the Fair Market Value of one security as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Company and Special Situation Funds ("SSF"). In the event that the Board of Directors of the Company and SSF are unable to agree upon the Fair Market Value in respect of subpart (c) hereof, the Company and SSF shall jointly select an appraisor, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Investors (pro rata in respect of their ownership of Securities at such time) as such terms are defined in that certain Purchase Agreement among the Company and the Investors dated the date hereof. An "Excluded Issuance" shall mean each of items (A), (B) and (C) above.

         Section 9. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of the Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be delivered upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising holder of this Warrant an amount in cash equal to the current Fair Market Value of such fractional share of Common Stock.

         Section 10. Extension of Expiration Date. If the Company fails to cause any Registration Statement covering Registrable Securities (capitalized terms are as defined in the Registration Rights Agreement dated of even date herewith) (the "Registration Rights Agreement") to be declared effective prior to the applicable dates set forth therein, or if any of the events specified in clause
(B) or (C) of Section 2(c) of the Registration Rights Agreement occurs and the Blackout Period (whether alone, or in combination with any other Blackout Period) continues for more than 60 days in any 12 month period, or for more than a total of 90 days, then the Expiration Date of this Warrant shall be extended one day for each day beyond the 60-day or 90-day limits, as the case may be, that the Blackout Period continues.

         Section 11. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

         Section 12. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

         Section 13. Identity of Transfer Agent. The Transfer Agent for the Common Stock is Wells Fargo Shareowner Services. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

         Section 14. Notices. Any notice pursuant hereto to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made if sent by certified mail, return receipt requested, postage prepaid, addressed as follows:

                  Visionics Corporation
                  5600 Rowland Road
                  Minnetonka, Minnesota  55353
                  Attn:    Robert Gallagher
                  Fax:     (952) 932-7181

or such other address as the Company may specify in writing by notice to the Warrantholder complying as to delivery with the terms of this Section 14.

         Any notice pursuant hereto to be given or made by the Company to or on the Warrantholder shall be sufficiently given or made if personally delivered or if sent by an internationally recognized courier services by overnight service, to the address set forth on the books of the Company or, as to each of the Company and the Warrantholder, at such other address as shall be designated by such party by written notice to the other party complying as to delivery with the terms of this Section 14. All such notices, requests, demands, directions and other communications shall, when sent by courier be effective one (1) day after delivery to such courier as provided and addressed as aforesaid.

         Section 15. Registration Rights. The initial holder of this Warrant is entitled to the benefit of certain registration rights in respect of the Warrant Shares and Additional Warrant Shares as provided in the Registration Rights Agreement, and any subsequent holder hereof may be entitled to such rights.

         Section 16. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

         Section 17. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York, without giving effect to its conflict of law principles, and for all purposes shall be construed in accordance with the laws of said State; provided, however, that, insofar as the Company is incorporated under the laws of the State of Delaware, the General Corporation Law of the State of Delaware (or any successor statute) shall govern those matters that apply to the internal governance of the Company.

         Section 18. Cashless Exercise.

                  Net Issue Election. Notwithstanding any other provision contained herein to the contrary, the Warrantholder may elect to receive, without the payment by the Warrantholder of the aggregate Warrant Price in respect of the shares of Common Stock to be acquired, shares of Common Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with the Net Issue Election Notice annexed hereto as Appendix B duly executed, at the office of the Company. Thereupon, the Company shall issue to the

Warrantholder such number of fully paid, validly issued and nonassessable shares of Common Stock as is computed using the following formula:

                                  X = Y(A - B)
                                      --------
                                         A

where

                  X = the number of shares of Common Stock which the Warrantholder has then requested be issued to the Warrantholder

                  Y = the total number of shares of Common Stock covered by this Warrant which the Warrantholder has surrendered at such time for cash-less exercise

                  A = the "Fair Market Value" of one share of Common Stock as at the time the net issue election is made

                  B = the Warrant Price in effect under this Warrant at the time the net issue election is made.

         Section 19. Call Provision. Notwithstanding any other provision contained herein to the contrary, in the event that the closing bid price of a share of Common Stock as traded on the Nasdaq National Market (or such other exchange as the Common Stock may then be listed) exceeds 150% of the Warrant Price for twenty (20) consecutive trading sessions and all of the Warrant Shares issuable hereunder are registered pursuant to an effective Registration Statement (as defined in the Registration Rights Agreement), the Company, upon ten (10) business days prior written notice (the "Notice Period"), following such twenty (20) day period, to the Warrantholder, may demand that the Warrantholder exercise its rights with regard to all Warrant Shares and the Warrantholder must exercise its rights prior to the expiration of the Notice Period or if such exercise is not made or if only a partial exercise is made, any and all rights to further exercise rights to acquire Warrant Shares hereunder shall cease upon the expiration of the Notice Period.

         Section 20. Amendments and Waivers. Subject to the provisions of
Section 9.11 of that certain Purchase Agreement, dated as of June 27, 2001, among the Company and the Investors parties thereto, this Warrant may be amended only by a writing signed by the Company and the Warrantholder.

                       [SIGNATURES BEGIN ON THE NEXT PAGE]

         IN WITNESS WHEREOF, Visionics Corporation has caused this Warrant to be duly executed, as of the day and year first above written.

                                                     VISIONICS CORPORATION



                                                     By:________________________
                                                     Name:
                                                     Title:

                                   APPENDIX A
                              Visionics Corporation
                              WARRANT EXERCISE FORM

To: Visionics Corporation

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant, _______________ shares of Common Stock ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

                           ________________________________
                           Name
                           ________________________________
                           Address
                           ________________________________
                           ________________________________
                           Federal Tax ID or Social Security No.

         and delivered by [ ] certified mail to the above address, or
                          [ ] electronically (provide DWAC
                              Instructions: ___________________), or
                          [ ] other (specify: _________________).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and delivered to the address stated below.

         By exercising the rights represented by this Warrant, the undersigned hereby certifies that, as of the date of exercise of this Warrant, the representations and warranties contained in Section 5 of the Purchase Agreement are true and correct in all material respects with respect to the undersigned.

Dated:___________________, ____                Signature:

Note: The signature must correspond with       _________________________________
the name of the registered holder as
written on the first page of the Warrant
in every particular, without alteration        _________________________________
or enlargement or any change whatever,         Name (please print)
unless the Warrant has been assigned.
                                               _________________________________

                                               _________________________________
                                               Address

                                               _________________________________
                                               Federal Identification or
                                               Social Security No.

                                               Assignee:

                                               _________________________________

                                               _________________________________

                                               _________________________________

                                  APPENDIX "B"

                            Net Issue Election Notice


To: Visionics Corporation

Date:_________________________


         The undersigned hereby elects under Section 18 of this Warrant to surrender the right to purchase ____________ shares of Common Stock pursuant to this Warrant and hereby requests the issuance of _____________ shares of Common Stock. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.


         -----------------------------------------
         Signature

         -----------------------------------------
         Name for Registration

         -----------------------------------------
         Mailing Address